EXHIBIT 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (this “Agreement”) is made by and between RANDALL MORITZ  (“Employee” or “you”) on the one hand, and KINGFISH HOLDING CORPORATION, a Delaware corporation (the “Company”), together with its respective subsidiaries and affiliates, and its respective predecessors, successors and assigns, on the other hand.  Employee and the Company are sometimes referred to collectively as the “Parties.”  This Agreement will be effective on July 7, 2026 if signed by all Parties (“Effective Date”).

WHEREAS, Employee has been employed by Kingfish Holding Corporation since April 19, 2024, and currently serves as the Company’s Chief Operating Officer; and

WHEREAS, Employee is also a member of the Board of Directors of the Company; and

WHEREAS, Employee is resigning his employment as of the Effective Date, but shall remain on the Company’s Board of Directors, and the Parties desire to provide for the separation of Employee from the Company on amicable terms as set forth in this Agreement; and

WHEREAS, in consideration of the Company’s willingness to provide Employee with severance pay and additional consideration, the Employee is willing to waive and release any claims relating to his employment with the Company and make the other commitments set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the Parties hereby agree as follows:

1. Termination Date and Final Pay Date. In exchange for Employee’s release of claims, and other promises provided below, the Company agrees to accept Employee’s resignation, and Employee hereby confirms his resignation as Chief Operating Officer, effective on July 7, 2026 (the “Termination Date”). Notwithstanding the foregoing, in exchange for consideration otherwise provided by the Company to Employee in this Agreement, Employee will cooperate and provide such transitional assistance and duties as may be requested from time to time by the Chief Executive Officer or the Board of the Company, pursuant to Section 6 of this Agreement.

2. Cooperation; No Re-employment. Employee further agrees to cooperate with the Company in taking all actions, including the execution of any additional documents that are necessary to further document his resignation as an employee, as may be required by applicable law or regulations or the governing documents of the Company. Employee further understands that the Company will have no obligation to re-hire or re-employ Employee in the future.

3. Severance Payments. Although there is no Company policy establishing a severance pay plan, or otherwise making severance pay commitment to employees, in consideration for Employee’s signing this Agreement, and further subject to Employee’s continued compliance with the terms of this Agreement, the Company agrees to pay Employee severance pay in the total amount of $50,000.00, less applicable federal, state, and local tax deductions (“Severance”), as follows:

a. The Severance shall be payable in two (2) equal installments of $25,000.00 each, less applicable tax deductions (“Severance Payments”). Subject to the terms of this Agreement, the first Severance Payment under this subsection will be made on the first payroll period following the Effective Date of this Agreement, and the second Severance Payment under this subsection will be made on the 90th day following the Effective Date of this Agreement (the 90-day period to complete the Severance Payments shall hereinafter be referred to as the “Transition Period”).

b. To the extent permitted by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the Company shall have the right to deduct from the Severance Payments all personal account balances and other outstanding money you owe to the Company.

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4. Release of Claims and Related Provisions.

a. Release of Claims by Employee. In exchange for the promises to Employee contained in this Agreement, Employee hereby waives and releases, to the maximum extent permitted by law, all claims, causes of action, and/or liabilities known or unknown, whatsoever which you now have, have had, or may have, whether the same be at law, in equity, or mixed, in any way arising from or relating to any act, omission, occurrence, or transaction on or before the date of your execution of this Agreement, available under federal, state, or local law against the Company, its respective parents, subsidiaries, and affiliates, and/or its and their respective past, present and future directors, trustees, officers, board members, employees, representatives, advisors, consultants, agents, attorneys, insurers and reinsurers, and employee benefit plans (and the trustees, administrators, fiduciaries, insurers and reinsurers of such plans), and/or their heirs, executors, administrators, representatives, successors, and/or assigns (individually, a “Releasee”, and collectively, the “Releasees”), including, but not limited to, those arising out of your employment with the Company, or the termination of that employment, and further including, but not limited to, (i) all claims arising under Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Civil Rights Act of 1991, the Employee Retirement Income Security Act, the Equal Pay Act, the Genetic Information Non-discrimination Act, and the Family and Medical Leave Act; (ii) your rights under statutes to the fullest extent permissible under applicable state and local laws, including, but not limited to, the Florida Civil Rights Act, the Florida Wage Discrimination Law, the retaliation provision of the Florida Workers Compensation Act (Fla. Stat. Ann. § 440.205), the Florida Private Sector Whistleblower’s Act, the Florida minimum wage and wage payment laws, Fla. Const. art. X, § 24, and the retaliation provision of the Florida False Claims Act (Fla. Stat. Ann. § 68.088); and (iii) all wrongful termination claims, breach of contract claims, discrimination claims, harassment claims, retaliation claims, whistleblower claims (to the fullest extent they may be released under applicable law), defamation or other tort claims, as well as any other claims based on constitutional, statutory, common law, or regulatory grounds, and claims for attorneys’ fees and costs.

The Parties agree and recognize that notwithstanding the above, Employee is not waiving any right to claims for unemployment or workers’ compensation benefits, claims first arising after the date on which you sign this Agreement, or claims that are not otherwise waivable under applicable law. This is a general release. Employee acknowledges that, as of the date of his signature on this Agreement, he is not aware of any claims, actions, or conduct that could result in any liability of any Releasee that cannot be released or waived by him hereunder. Further, Employee acknowledges that he has not made any claims or allegations related to sexual harassment or sexual abuse and none of the payments set forth in this Agreement are related to sexual harassment or sexual abuse.

b. Limit on Disclosures. Employee shall not disclose, cause to be disclosed or allow to be disclosed the existence or terms of this Agreement to any person (other than his spouse, attorney, and tax advisor), except pursuant to a lawful subpoena, as set forth in subsection 4(c) below (Reports to Government Entities), or as otherwise required by law. If Employee discloses information to his spouse, attorney or tax advisor pursuant to the immediately preceding sentence, Employee shall instruct them to not disclose or cause to be disclosed any such disclosed information to any other person or entity, and you agree that any disclosure of such disclosed information by any of them will be deemed to be, for all purposes of this Agreement, a breach of this Agreement by you.

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c. Reports to Government Entities. Notwithstanding the foregoing, this Agreement is not intended and does not preclude Employee from filing a charge with, or participating in an investigation or proceeding conducted by the Equal Employment Commission or any other state or local government agency enforcing nondiscrimination laws, nor shall any provision contained in this Agreement prohibit Employee from cooperating with any such agency in an investigation. However, the Employee agrees and hereby waives any and all rights to any monetary relief or other personal recovery from any such charge, including costs and attorney’s fees outside of monetary awards from a whistleblower award or bounty program.

d. Non-Admission of Liability. Nothing in this Agreement is an admission of any wrongdoing, liability, or unlawful activity by any Releasee or Employee, and, on the contrary, any such wrongdoing, liability, or unlawful activity is expressly denied by the Parties.

5. Confidentiality; Non-Disparagement.

a. Confidentiality, Acknowledgements and Commitments. Employee acknowledges that as an employee and Director of the Company, Employee has had access to the Company’s trade secrets and other non-public confidential information, including but not limited to the Company’s business practices; trade secrets; policies; novel operational and growth strategies; marketing reports; pricing; business opportunities; non-public technical information; plans; lists of vendors and customers; referral sources; data; records; fee schedules; financial and market data; computer programs; manuals; processes; methods; intellectual property; contracts; personnel information and employee lists; information regarding the Company’s services or offerings (and planned services or offerings); and any and all other information treated by the Company as confidential (collectively, the “Confidential Information”). Employee agrees that Employee: (i) shall not use to the Company’s detriment or for Employee’s own purposes and (ii) shall not divulge, publicly or privately, any specified or other such Confidential Information regarding any aspect of the Company’s business acquired during or as a result of Employee’s employment with the Company. This provision shall not apply to the extent that any disclosure is required by law or pursuant to a subpoena or government agency investigation; provided, however, that Employee shall give Company reasonable prior written notice before making any such disclosure described in this sentence above so that Company, if it so elects, may intervene in order to prevent or limit such disclosure. As of the Effective Date of this Agreement, Employee shall also (i) provide or return to the Company any and all Company property, including keys, key cards, access codes, passwords, access cards, identification cards, security devices, employer credit cards, network access devices, computers, cell phones, smartphones, equipment, manuals, reports, files, compilations, email messages, recordings, disks, thumb drives other removable information storage devices, hard drives, and data, and all Company documents and materials belonging to the Company (or any Affiliate thereof) and stored in any fashion, including but not limited to those that constitute or contain any Confidential Information, that are in the possession or control of Employee, whether they were provided to Employee by the Company or any of its business associates or created by Employee in connection with Employee’s employment by the Company; and (ii) delete or destroy all copies of any such documents and materials not returned to the Company that remain in Employee’s possession or control, including those stored on any non-Company devices, networks, storage locations, and media in Executive’s possession or control.

b. Non-Disparagement and Other Communications. Employee agrees that, to the maximum extent permitted by law, he will not, by any verbal, written, or electronic expression or communication (including use of any social or professional networking websites and/or blogs), or by any deed or act of communication, disparage, criticize, condemn, impugn, or defame the Company, any Releasee, or their reputation or character, or any of their actions, services, products, writings, policies, practices, procedures, or marketing materials.

Notwithstanding the foregoing, nothing in this Agreement shall prevent the Employee from making any truthful statement to the extent required by law or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with actual or apparent jurisdiction to order such person to disclose or make accessible such information.

c. Injunctive Relief. You agree that in the event of any breach of this Section 5, the Company shall be entitled to injunctive relief, in addition to such other and further relief as may be proper in law or equity.

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6. Duty of Cooperation During Transition Period. Employee agrees to cooperate with the Company in connection with matters arising out of Employee’s services to the Company during the Transition Period; provided that, the Company shall make reasonable efforts to minimize disruption of Employee’s other activities. This cooperation may include appearing from time-to-time for conferences and interviews relating to such matter; providing the officers of the Company and their counsel with the full benefit of your knowledge with respect to any such matters; and preparing for and sitting for depositions, or preparing for and testifying at hearings, trials or arbitrations, as they may arise from time-to-time. Subject to the Company’s prior approval, the Company will reimburse for reasonable out-of-pocket costs and expenses such as travel and lodging expenses, including pre-payment of travel and lodging expenses if appropriate.

7. No Other Amounts Due. Other than amounts due under this Agreement, Employee acknowledges that as of the Effective Date of this Agreement, the Company has paid Employee all wages, salaries, bonuses, benefits, and other amounts to which he is entitled to be paid (less applicable deductions), including under any law providing for minimum wage or overtime payments, and that the Company has no obligation to pay any additional amounts other than the Severance Payments as, when and to the extent provided in this Agreement. Employee agrees that the Severance Payments and other consideration in this Agreement include consideration he is not otherwise entitled to in the absence of this Agreement.

8. Employee Acknowledgements.

a. Employee acknowledges, represents, and warrants that Employee waives the right, if any, to reinstatement or monetary recovery should any federal, state, or local administrative agency pursue any claims on the Employee’s behalf arising out of or related to the Employee’s employment and/or separation from employment with the Company.

b. Employee acknowledges, represents, and warrants that: (i) the Employee carefully read the provisions of this Agreement; (ii) the Employee fully understands this Agreement and its final and binding effect; (iii) this Agreement is intended to be full, complete, and unconditional, shall not be the subject to any claim of mistake of fact or law, is intended to avoid disputes, and shall be final and complete notwithstanding any after-acquired knowledge or information by the Employee; and (iv) Employee is receiving the sums under this Agreement to which Employee is not otherwise entitled to receive.

c. Employee warrants and represents that there is no proceeding that prevents Employee from entering into this Agreement or acting according to its terms.

d. Employee acknowledges, represents, and warrants that Employee has not, in whole or in part, assigned, sold, or otherwise transferred, or purported to assign, sell, or otherwise transfer, any claim released herein to any person or entity, and agrees to indemnify, defend, and hold the Company harmless from and against any and all claims based upon or arising out of any such assignment, sale, or transfer, or purported assignment, sale, or transfer by the Employee, of any such claims or any portion thereof or interest therein.

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9. Governing Law and Jury Trial Waiver. This Agreement shall be governed by the laws of Florida without reference to that jurisdiction’s choice of law rules. Employee agrees that any dispute concerning the interpretation of this Agreement shall be brought exclusively in any state or federal court of competent jurisdiction in Manatee County, Florida. Employee waives any and all objections to jurisdiction or venue and waives any argument that this Agreement is not enforceable as written. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY COURT LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES FURTHER CERTIFIES THAT NO EXECUTIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

10. Remedies in the Event of Breach. By executing of this Agreement, Employee acknowledges and agrees that if he breaches any other term of this Agreement, including but not limited to Employee’s obligations in Sections 4, 5 and 6 of this Agreement, the Releasees shall be entitled to (a) terminate any and all payments being made to Employee pursuant to this Agreement, including the Severance Payments, and may recover any previous payments made to Employee pursuant to this Agreement, including the Severance Payments, as restitution; (b) recover their respective costs and expenses (including attorneys’ fees and expenses); and (c) pursue any and all other remedies available in equity or law, including injunction and other equitable relief.

11. Indemnification. Except as otherwise covered by insurance, Employee hereby agrees to indemnify and save and hold harmless the Company and the Releasees from and against all claims, causes of action, demands, charges, judgements, loss, damages, costs (including reasonable attorney’s fees), or other obligations and liabilities whatsoever, which may arise, directly or indirectly, as a result of, or in connection with, the performance of Employee’s duties and responsibilities during his employment, that involve or constitute (a) the Employee’s commission of a felony or any misdemeanor involving moral turpitude, deceit, dishonesty or fraud (including entry of a guilty, nolo contendere or similar plea), or the commission of any other act or omissions involving dishonesty or fraud with respect to the Company or any of its business relations (whether or not a misdemeanor or felony); (b) Employee’s theft or embezzlement of Company property (whether or not a misdemeanor or felony); (c) the breach of any fiduciary duty owed by the Employee to the Company; (d) Employee’s intentional misconduct or grossly negligent or reckless conduct causing the Company material economic harm; (e) any willful act or omissions intended to aid or abet a competitor, supplier, or customer of the Company to the material disadvantage or detriment of the Company; or (f) any finding stemming from a claim, charge, complaint, or lawsuit brought by any employee of the Company that Employee engaged in sexual harassment, sexual misconduct, or other intentional employment discrimination.

12. Withholding. All payments under this Agreement shall be made subject to applicable tax withholding, and the Company shall withhold from any payments under this Agreement all federal, state, and local taxes as the Company is required to withhold pursuant to any law or governmental rule or regulation. Employee shall bear all expense of, and be solely responsible for, all federal, state, and local taxes due (including under Sections 409A and 457(f) of the Code) with respect to any payment received under this Agreement.

13. Assignment and Severability. The Parties agree that this Agreement shall inure to the benefit of the successors and assigns of the Company (accordingly, the Company’s rights under this Agreement may be transferred or assigned to another business at the discretion of the Company), and all references to “Company” shall be deemed to include references to such successors and assigns. In the event a court or other entity with jurisdiction determines that any portion of this Agreement is invalid or unenforceable, only that unenforceable part, term, or clause shall be affected, and the balance of the Agreement shall remain in effect and enforceable according to its terms.

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14. Prevailing Party Attorney’s Fees. In the event of litigation of any dispute arising under or relating to this Agreement, the prevailing party shall have the right to recover reasonable costs and reasonable attorney’s fees incurred as the prevailing party, including without limitation, those incurred during any trial, appeal or appearance in bankruptcy or reorganization proceedings, or in connection with enforcing or collecting upon any final judgment.

15. Binding Effect; Entire Agreement. This Agreement shall be binding upon and inure to the benefit of your personal representatives, heirs, executors, and administrators and the heirs, executors, administrators, affiliates, successors, predecessors, subsidiaries, divisions, officers, trustees, managers, purchasers, agents, assigns, representatives, directors, and employees of the Company and the other Releasees. This Agreement contains the entire agreement and complete settlement of the parties, and no other statements, promises, or understandings of any party may alter the plain meaning of the terms of this Agreement.

16. Amendments. No modification or amendment of this Agreement shall be valid unless reduced to writing and signed by each party hereto.

17. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. An originally executed version of this Agreement that is scanned as an image file (e.g., Adobe PDF, TIF, JPEG, etc.) and then delivered by one party to the other parties via electronic mail as evidence of signature, shall, for all purposes hereof, be deemed an original signature. In addition, an originally executed version of this Agreement that is delivered via facsimile by one party to the other parties as evidence of signature shall, for all purposes hereof, be deemed an original.

[Signature page follows]

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BY SIGNING BELOW, the Parties agree to the preceding terms and conditions of the Separation Agreement and Release

Employee:

/s/ Randall Moritz	Date:	7/7/2026
Randall Moritz

Kingfish Holding Corporation:

By:	/s/ Ted Sparling	Date:	7/15/2026
Ted Sparling

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